Exhibit 10.10

             ADDENDUM 4 TO THE SIMON EMPLOYMENT AGREEMENT OF 8-01-02


         The following are amendments to the David Simon Employment Agreement with SCHIMATIC Cash Transactions Network.com, Inc. dba Smart Chip Technologies ("Company", "SCTN" or "Employer") effective 8-01-02 as amended by Addendums on 7-28-03, 5-05-2004 and July 7, 2004.

         This Addendum to the employment agreement is to be effective as of July 1, 2004.

         For the purpose of cleaning up the "financial and stock overhang" of the Company, as dictated by the Board of Directors, the Company and Simon agree to the following regarding Salary and Expenses:

         1. Under his employment agreement David Simon earned a salary of $12,500 per month, payable 60% per month and 40% deferred until the Company was able to pay. Simon hereby gives up his right to the 40% deferred portion of that salary, reducing his monthly salary to $7,500, until the Company is financially liquid enough to permit a reasonable salary consistent with industry standards.

         2. Simon and the Company hereby agree that expense reimbursement payments made to Simon through this date will be considered settlement in full of any and all business expenses paid by Simon through June 30, 2004. Expenses incurred by Simon from July 1, 2004 and thereafter will be reimbursed by the Company within 30 days from the date submitted, providing the Company is financially able to make the payment.


I HAVE READ THIS AGREEMENT IN ITS ENTIRETY, I UNDERSTAND ITS TERMS, AND AGREE TO BE BOUND BY ALL OF ITS TERMS. I ALSO UNDERSTAND I HAVE THE RIGHT TO HAVE THIS AGREEMENT REVIEWED BY INDEPENDENT COUNSEL.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on October 6, 2004.


Employer:                                                Employee:
SCTN                                                     David Simon
330 E. Warm Springs Rd.                                  2859 E. Wasatch Blvd.
Las Vegas, NV  89119                                     Sandy, UT  84092


  By: /s/ Bernard McHale                                 By:/s/ David Simon
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      Bernard McHale, Director                              David Simon


  By: /s/ Joseph E. Diamond
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      Joseph E. Diamond, Vice President and Director